SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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REGENCY CENTERS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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REGENCY CENTERS CORPORATION

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 2, 2006

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the annual meeting of shareholders of Regency Centers Corporation will be held on Tuesday, May 2, 2006, at 11:00 A.M., eastern time, in The River Room, Salon One of the River Club, 35th Floor of the Modis Building, One Independent Drive, Jacksonville, Florida.

The meeting will be held for the following purposes:

1.	To elect a board of directors to serve until the 2007 annual meeting of shareholders and until their successors have been elected and qualified.

2.	To ratify the appointment of KPMG LLP as Regency’s independent registered public accountants for the year ending December 31, 2006.

3.	To transact such other business as may properly come before the meeting or any adjournment.

The shareholders of record at the close of business on March 17, 2006 will be entitled to vote at the annual meeting.

We hope you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. You may also vote via the Internet, or by telephone, as instructed on the enclosed proxy. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

J. Christian Leavitt
Senior Vice President, Secretary and Treasurer

Dated: April 3, 2006

REGENCY CENTERS CORPORATION

121 West Forsyth Street, Suite 200

Jacksonville, Florida 32202

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD MAY 2, 2006

This proxy statement and the enclosed form of proxy are first being sent to shareholders of Regency Centers Corporation on or about April 3, 2006 in connection with the solicitation by Regency’s board of directors of proxies to be used at Regency’s 2006 annual meeting of shareholders. The meeting will be held on Tuesday, May 2, 2006, at 11:00 A.M., eastern time, in The River Room, Salon One of the River Club, 35th Floor of the Modis Building, One Independent Drive, Jacksonville, Florida 32202.

The board of directors has designated Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf. If you sign and return the enclosed form of proxy, you may nevertheless revoke it at any time insofar as it has not been exercised by (1) giving written notice to Regency’s Corporate Secretary, (2) delivering a later dated proxy, or (3) attending the meeting and voting in person. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. Proxies will be tabulated by Regency’s transfer agent, American Stock Transfer & Trust Company.

If the meeting is adjourned for any reason, at any subsequent reconvening of the meeting all proxies may be voted in the same manner as the proxies would have been voted at the original convening of the meeting (except for any proxies that have been properly revoked or withdrawn).

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

You may choose to receive shareholder materials, including proxy statements and annual reports, via electronic delivery in the future, which can help us achieve a substantial reduction in our printing and mailing costs as well as be environmentally friendly. If you choose to receive your proxy materials electronically, then before next year’s annual meeting, you will receive an e-mail notification when the proxy materials and annual report are available over the Internet. Your election to receive electronic delivery of these materials will remain in effect for all future shareholder meetings unless you revoke it before the meeting by following the instructions set forth at the applicable website below. If you elect to access our shareholder materials electronically, you may still request paper copies by contacting our Investor Relations Department at the address set forth above.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up for electronic delivery of proxy materials in the future at:

www.amstock.com

Under “Shareholder Services” select “Shareholder Account Access.” When prompted, enter your information and submit, then select “Receive Company Mailing via Email.”

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

VOTING ELECTRONICALLY OR BY TELEPHONE

If your shares are registered in your own name (instead of through a broker or other nominee), you can vote your shares on the Internet by following the instructions at the Internet voting website at www.voteproxy.com. Please carefully follow the directions on your proxy card. If you vote via the Internet you may be required to bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

To vote by telephone, you should dial (toll-free) 1-800-PROXIES; you will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions.

The giving of a proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting or to change your vote electronically or by telephone.

Regency reserves the right to cancel the electronic voting or telephone voting program at any time.

If your shares are held in an account at a brokerage firm or bank participating in a “street name” program, you may already have been offered the opportunity to vote using the Internet. A number of brokerage firms and banks participate in a program that offers Internet voting options for shares held in “street name.”

VOTING SECURITIES

The record of shareholders entitled to vote was taken at the close of business on March 17, 2006. At such date, Regency had outstanding and entitled to vote 68,392,709 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

The following table shows information relating to the beneficial ownership as of March 17, 2006 of:

•	each person known to Regency to be the beneficial owner of more than 5% of Regency’s common stock,

•	each director and nominee,

•	each of the executive officers named in the summary compensation table elsewhere in this proxy statement, and

•	all directors and executive officers as a group.

Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

Amount and Nature of Shares Beneficially Owned(1)

Name	Number of Shares Owned(2)		Right to Acquire(3)	Percent of Class
Morgan Stanley(4)	5,127,072		—	7.5%
Wellington Management Company, LLP(5)	4,380,285		—	6.4%

Martin E. Stein, Jr.	1,095,095	(6)	339,826	2.1%
Mary Lou Fiala	193,609		157,637	*
Bruce M. Johnson	188,902		126,341	*
Brian M. Smith	22,614		3,196
Raymond L. Bank	30,076		14,140	*
C. Ronald Blankenship	4,760		—
A. R. Carpenter	49,640		7,013	*
J. Dix Druce, Jr.	26,572		15,110	*
Douglas S. Luke	43,029		10,006	*
John C. Schweitzer	13,943		20,670	*
Thomas G. Wattles	12,132	(7)	—
Terry N. Worrell	28,383	(8)	12,999	*

All directors and executive officers as a group (a total of 12 persons)	1,956,141	(6)(7)(8)	706,938	3.5%

*	Less than one percent

(1)	Information presented in this table and related notes has been obtained from the beneficial owner or from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

(2)	Excludes shares that:

•	are restricted stock or stock rights; or

•	may be acquired through stock option exercises.

(3)	Shares that can be acquired through stock option exercises through May 30, 2006. Excludes shares which may be issued upon vesting of restricted stock or stock rights described in footnote (2) to the summary compensation table and the performance-based stock rights awards described in the long-term incentive plan awards table included elsewhere in this proxy statement.

(4)	The business address for Morgan Stanley is 1585 Broadway, New York, New York 10036.

(5)	The business address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(6)	Includes the following shares over which Mr. Stein is deemed to have shared voting and investment power:

•	160,263 shares held by The Regency Group (Nevada) Limited Partnership, the sole general partner of which is a wholly-owned subsidiary of The Regency Group, Inc. All of the outstanding stock of The Regency Group, Inc. is owned by The Regency Square Group II (Nevada) Limited Partnership, the sole general partner of which is a corporation all of the outstanding stock of which is owned by Mr. Stein and members of his family.

•	307,147 shares held by The Regency Group II. Mr. Stein is a general partner of The Regency Group II and a trustee of a trust that is also a general partner.

•	108,235 shares held by Regency Square II. Mr. Stein is a general partner of Regency Square II and a trustee of a trust that is also a general partner.

•	4,000 shares held for the benefit of Mr. Stein by the Wellhouse Trust. Mr. Stein has investment power with respect to such shares.

•	6,053 shares held by Mr. Stein as custodian for his children.

(7)	Includes 7,000 shares held in a trust. Mr. Wattles has investment power over these shares.
(8)	Includes 7,500 shares held in two trusts. Mr. Worrell has investment power over these shares.

Stock Ownership Policy for Officers and Directors

Our board of directors has adopted a stock ownership policy for senior officers and outside directors in order to encourage them to focus on creating long-term shareholder value. The policy sets stock ownership targets for officers as a multiple of base salary. For example, the target for the chief executive officer is five times his annual base salary. The target for outside directors is the greater of five times their annual retainer fees or $250,000 (exclusive of fees for committee service or attendance fees). The targets are to be achieved by directors and executive officers over a five-year accumulation period. The stock ownership policy also requires the chief executive officer, the chief operating officer, the chief financial officer, the chief investment officer and the board of directors:

•	to retain the after-tax value of Regency shares acquired on the exercise of stock options or on the vesting of stock awards for one year after exercise or vesting, and

•	to retain 60% of that value so long as they remain an officer or director.

In the case of the chief investment officer, who was promoted to this position in September 2005, the retention policy applies to share-based awards granted after January 1, 2006.

Compliance with the policy is measured by using the higher of the trading price of the shares on the date of acquisition or the 30-day average before the measurement date. Any options, restricted stock or stock rights awards granted to a participant while he or she is not in compliance with these guidelines will vest over five rather than four years or such longer period as the compensation committee determines, in its discretion.

PROPOSAL ONE: ELECTION OF DIRECTORS

Regency’s articles of incorporation provide for the number of directors to be fixed pursuant to the bylaws, subject to a minimum of 3 and a maximum of 15. Our bylaws have been amended to provide that the number of directors may not be increased or decreased by more than one without a vote of the shareholders. We currently have eleven directors.

The board of directors has nominated all eleven of its members to stand for re-election at the 2006 meeting. All nominees were elected as directors by shareholders at the 2005 annual meeting. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. All directors elected at the meeting will serve until the 2007 annual meeting and until their successors are elected and qualified.

Regency’s board of directors has determined that Messrs. Raymond L. Bank, C. Ronald Blankenship, A. R. Carpenter, J. Dix Druce, Douglas S. Luke, John C. Schweitzer, Thomas G. Wattles and Terry N. Worrell, being a majority of our directors, are independent as defined by Sections 303A.02(a) and (b) of the New York Stock Exchange listing standards. In determining independence, the following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

(i)	if a Regency director or his or her immediate family member is an executive officer of another company that does business with Regency and the annual payments by Regency to the other company are less than 1% of the annual consolidated revenues of the other company;

(ii)	if a Regency director or his or her immediate family member is an executive officer of another company which is indebted to Regency, or to which Regency is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the other company; and

(iii)	if a Regency director serves as an officer, director or trustee of a charitable organization, and Regency’s discretionary charitable contributions to the organization are less than 1% of that organization’s total annual charitable receipts (Regency’s automatic matching of employee charitable contributions will not be included in the amount of Regency’s contributions for this purpose).

The board will annually review all commercial and charitable relationships of directors and determine whether directors meet these categorical independence tests.

During 2005, the spouse of Mr. Douglas S. Luke provided services to Regency in connection with preparation of the non-financial statement portions of our annual report to shareholders. The board considered the terms of Mrs. Luke’s engagement and determined that it was not material because of the nominal fees involved, and that Mr. Luke therefore qualifies as independent. See “Certain Transactions” for additional information concerning Mrs. Luke’s engagement.

During 2005, none of Regency’s independent directors served as an executive officer of any tax exempt organization to which Regency made contributions.

The board of directors has adopted corporate governance guidelines, including a code of business conduct and ethics for our directors, officers and employees. The corporate governance guidelines and code of conduct are posted on our website at www.regencycenters.com. Copies may also be obtained in printed form by contacting Thomas Paul, Vice President-Internal Audit, at (904) 598-7000.

The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of each of the board’s nominees. Each nominee is presently available for election. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

The board of directors of Regency recommends a vote “for” the election of each of its nominees. Proxies solicited by the board will be so voted unless shareholders specify in their proxies a contrary choice.

Information concerning all nominees for director, based on data furnished by them, is set forth below.

MARTIN E. STEIN, JR.

(First elected to the board in 1993)

Mr. Stein, age 53, is Chairman of the Board and Chief Executive Officer of Regency. He served as President of Regency from its initial public offering in October 1993 until December 31, 1998. Mr. Stein also served as President of Regency’s predecessor real estate division since 1981, and Vice President from 1976 to 1981. He is a director of Patriot Transportation Holding, Inc., a publicly held transportation and real estate company, and Stein Mart, Inc., a publicly held upscale discount retailer. He also serves as Regency’s designee on the board of directors of Macquarie CountryWide Management Limited, the manager of Regency’s joint venture partner, Macquarie-CountryWide Trust, an Australian listed property trust. Mr. Stein also serves on the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts and is a member of the International Council of Shopping Centers, the Urban Land Institute and the Real Estate Roundtable.

MARY LOU FIALA

(First elected to the board in 1997)

Mrs. Fiala, age 54, became President and Chief Operating Officer of Regency in January 1999. Before joining Regency she was Managing Director - Security Capital U.S. Realty Strategic Group from March 1997 to January 1999. Mrs. Fiala was Senior Vice President and Director of Stores, New England - Macy’s East/ Federated Department Stores from 1994 to March 1997. From 1976 to 1994, Mrs. Fiala held various merchandising and store operations positions with Macy’s/Federated Department Stores. Mrs. Fiala is a director of Build-A-Bear Workshop, Inc. and the University of North Florida Foundation. She is also a member of the board of trustees of the International Council of Shopping Centers and a National Trustee for Boys & Girls Clubs of America.

BRUCE M. JOHNSON

(First elected to the board in 2004)

Mr. Johnson, age 58, has been Managing Director and Chief Financial Officer of Regency since July 1993. From 1979 to October 1993, he served as Executive Vice President of Regency’s predecessor. Prior to joining Regency, Mr. Johnson was Vice President of Barnett Winston Trust, an equity and mortgage real estate investment trust. Mr. Johnson is a director of Columbia Equity Trust, Inc., an owner and operator of commercial office properties in the greater Washington, DC area. He also serves as Chairman of Brooks Rehabilitation Hospital, a private not-for-profit rehabilitation hospital, and sits on the Board and the Executive Committee of its private parent company, Brooks Health Systems.

RAYMOND L. BANK

(First elected to the board in 1997)

Mr. Bank, age 52, was a founder and President of Merchant Partners, a venture capital firm focusing on retail, direct marketing, and consumer service companies from 1994 through 2004. He also serves as President of Raymond L. Bank & Associates, Inc., a firm investing in and advising marketing-driven companies in the retail, direct marketing and services sectors, since 1991.

C. RONALD BLANKENSHIP

(First elected to the board in 2001)

Mr. Blankenship, age 56, has been Co-Chairman of Verde Group since June 2003. He was Vice Chairman of Security Capital Group Incorporated from May 1998 until June 2003. He was Chief Operating Officer of Security Capital from 1998 to May 2002 and Managing Director from 1991 until May 1998. Prior to June 1997, he was the Chairman of Archstone Communities Trust. Mr. Blankenship was formerly a trustee of ProLogis Trust and was formerly a director of BelmontCorp, InterPark Holdings Incorporated, Storage USA, Inc. and Macquarie Capital Partners, LLC. He also served as Interim Chairman, Chief Executive Officer and director of Homestead Village Incorporated from May 1999 until November 2001.

A. R. CARPENTER

(First elected to the board in 1993)

Mr. Carpenter, age 64, retired from CSX Corporation as Vice Chairman, a position he held from July 1999 to February 2001. From 1962 until February 2001, he held a variety of positions with CSX, including President and Chief Executive Officer (from 1992 to July 1999) and Executive Vice President-Sales and Marketing (from 1989 to 1992) of CSX Transportation, Inc. Mr. Carpenter is a director of Florida Rock Industries, Inc. and Stein Mart, Inc.

J. DIX DRUCE, JR.

(First elected to the board in 1993)

Mr. Druce, age 58, has been President and Chairman of the Board of National P.E.T. Scan, LLC since June 2000. From 1988 until 2000, he served as President and Chairman of the Board of Life Service Corp., Inc., a life insurance management company, and President and director of American Merchants Life Insurance Company and its parent, AML Acquisition Company, from October 1992 until the companies’ sale in 2000. He was President and director (Chairman from May 1989 to July 1991) of National Farmers Union Life Insurance Company from 1987 to 1991, and President and director of Loyalty Life Insurance Company and NFU Acquisition Company from 1987 to 1991. Mr. Druce is a director of Florida Rock Industries, Inc.

DOUGLAS S. LUKE

(First elected to the board in 1993)

Mr. Luke, age 64, is President and Chief Executive Officer of HL Capital, Inc., a personal management and investment company. From 1991 to 1998 Mr. Luke was President and Chief Executive Officer of WLD Enterprises, Inc., a Ft. Lauderdale, Florida-based diversified private investment and management company with interests in securities, real estate and operating businesses. From 1987 to 1990 he was Managing Director of Rothschild Inc./Rothschild Ventures. He is director of MeadWestvaco Corporation, a diversified paper and chemicals manufacturing company.

JOHN C. SCHWEITZER

(First elected to the board in 1999)

Mr. Schweitzer, age 61, is President of Westgate Corporation, which holds investments in real estate and venture capital operations. Mr. Schweitzer is a trustee of Archstone Smith Communities Trust, and a director of J.P. Morgan Chase Bank of Texas-Austin and KLRU Austin Public Television. He previously served as a member of Pacific Retail Trust’s board of trustees before its merger into Regency in February 1999. Mr. Schweitzer also served as a director or officer of a number of public companies and financial institutions, including Franklin Federal Bancorp, Elgin Clock Company, El Paso Electric Company, MBank El Paso, the Circle K Corporation, Homestead Village Incorporated and Enerserv Products.

THOMAS G. WATTLES

(First elected to the board in 2001)

Mr. Wattles, age 54, has been Chairman and Chief Investment Officer of Dividend Capital Trust, a publicly held industrial property REIT, since March 2003 and Principal of Black Creek Group, a real estate investment management firm, since February 2003. He served as Managing Director of Security Capital from 1991 to 2002 and as a trustee of ProLogis Trust from 1993 to May 2002. He was a director of ProLogis’ predecessor from its formation in 1991, and was Non-Executive Chairman of ProLogis from March 1997 to May 1998. Mr. Wattles was Co-Chairman and Chief Investment Officer of ProLogis and its former REIT manager from November 1993 to March 1997, and director of the former REIT manager from June 1991 to March 1997.

TERRY N. WORRELL

(First elected to the board in 1999)

Mr. Worrell, age 61, is a private investor in commercial properties and other business ventures. Mr. Worrell is a director of Crescent Real Estate Equities Company, a real estate investment trust, and NL Industries, Inc., an international producer of titanium dioxide pigments. Mr. Worrell was a member of Pacific Retail Trust’s board of trustees before its merger into Regency in February 1999. From 1974 to 1989 he was President and CEO of Sound Warehouse of Dallas, Inc. prior to its purchase by Blockbuster Music.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act, an officer, director or 10% shareholder must file a Form 4 reporting the acquisition or disposition of Regency equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the company’s fiscal year. To Regency’s knowledge, based solely on a review of the copies of these reports furnished to it and written representations that no other reports were required, the officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2005.

Executive Officers

Regency’s executive officers are:

Name (age)	Title
Martin E. Stein, Jr. (53)	Chairman and Chief Executive Officer

Mary Lou Fiala (54)	President and Chief Operating Officer

Bruce M. Johnson (58)	Managing Director and Chief Financial Officer

Brian M. Smith (51)	Managing Director and Chief Investment Officer

For information with respect to Messrs. Stein and Johnson and Ms. Fiala, please see the information in the board of directors listing on the preceding pages.

Brian M. Smith has been Managing Director and Chief Investment Officer of Regency since September 2005. From March 1999 to September 2005 he served as Managing Director of Investments for Regency’s Pacific Mid-Atlantic and Northeast divisions. Prior to joining Regency, Mr. Smith was Managing Director – Pacific Investments for Pacific Retail Trust from January 1997 to February 1999 at which time PRT was acquired by Regency. Mr. Smith started his real estate career at Trammell Crow Company, where he was a partner in the firm, managing director and member of the National Retail Executive Committee.

Board of Directors and Standing Committees

The board held four regular meetings and three special meetings during 2005. All directors attended at least 75% of all meetings of the board and board committees on which they served during 2005.

Regency’s independent directors meet quarterly in conjunction with the regular board meetings. The independent directors have elected John C. Schweitzer as lead director. As lead director, Mr. Schweitzer presides at the independent directors’ meetings. See “Shareholder Proposals and Communications with the Board of Directors” for information on how to communicate with Mr. Schweitzer or any of the other independent directors.

The board of directors has established five standing committees: an executive committee, an audit committee, a compensation committee, a nominating and corporate governance committee and an investment committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual shareholders’ meeting. The charter of each committee is available on our website at

www.regencycenters.com or in printed form by contacting Thomas Paul, Vice President – Internal Audit at (904) 598-7000.

Executive Committee. The executive committee presently is composed of Martin E. Stein, Jr. (Chairman) or Mary Lou Fiala, if Mr. Stein is unavailable, and any two other directors who qualify as “independent” directors, as defined by the New York Stock Exchange, and who are available to meet when committee action is required. The executive committee met once during 2005. The executive committee is authorized by the resolutions establishing the committee to handle ministerial matters requiring board approval. The executive committee may not perform functions reserved under Florida law or the rules of the New York Stock Exchange for the full board of directors and, in addition, may not declare dividends.

Audit Committee. The audit committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, presently is composed of J. Dix Druce, Jr. (Chairman), Raymond L. Bank, A. R. Carpenter and Thomas G. Wattles, all of whom are considered independent under the rules of the New York Stock Exchange. No member of the audit committee serves on the audit committees of more than three public companies. The audit committee met eight times during 2005. The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter. The audit committee charter was adopted by the board of directors and is reviewed annually by the audit committee. See “Audit Committee Report” for a description of the audit committee’s responsibilities.

The board of directors has determined that Messrs. Druce, Bank, Carpenter and Wattles are independent as defined by Sections 303A.02(a) and (b) of the New York Stock Exchange listing standards. Our board of directors also has determined that Messrs. Druce, Carpenter and Wattles are audit committee financial experts as defined in Regulation S-K 401(h) and that Messrs. Druce, Bank, Carpenter and Wattles all meet the financial literacy requirements of the New York Stock Exchange.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee, which is presently composed of A. R. Carpenter (Chairman), Raymond L. Bank and John C. Schweitzer, met twice during 2005. All members of the nominating and corporate governance committee are independent as defined in the listing standards for the New York Stock Exchange. The purpose of the nominating and corporate governance committee is:

•	to assist the board in establishing criteria and qualifications for potential board members;

•	to identify high quality individuals who have the core competencies and experience to become members of Regency’s board and to recommend to the board the director nominees for the next annual meeting of shareholders;

•	to establish corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards, and recommend to the board the corporate governance guidelines applicable to Regency;

•	to lead the board in its annual review of the board’s performance and establish appropriate programs for director development and education; and

•	to recommend to the board director nominees for each committee.

The nominating and corporate governance committee will consider written recommendations from shareholders for nominees for director. Shareholders wishing to submit names for consideration should submit the following to the Corporate Secretary, at Regency’s address set forth on page 1 of this proxy statement:

•	Biographical information about the candidate and a statement about his or her qualifications;

•	Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected);

•	The names and addresses of the shareholder(s) recommending the candidate for consideration and the number of shares of Regency common stock beneficially owned by each.

Shareholders should submit recommendations in the time frame described under the caption “Shareholder Proposals and Communications with the Board of Directors” below.

The committee will apply the same criteria to all candidates it considers, including any candidates submitted by shareholders. These criteria include independence, personal integrity, leadership skills, strategic thinking, willingness to make a time commitment, and breadth of knowledge about matters affecting Regency and its industry. In addition, the committee will look for skills and experience that will complement the board’s existing make-up.

The committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the board during their current term. Since the committee’s appointment in 2002, all nominees have been incumbent directors except Mr. Bruce M. Johnson, our chief financial officer, who was elected to the board in July 2004.

A non-employee director must submit his or her resignation to the committee upon a job change, in order to permit the committee to determine if the director’s new position creates any conflicts of interest. Directors may not stand for re-election after reaching age 75, unless the board, with committee input, elects to waive the mandatory retirement age.

When vacancies develop, the committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. If the committee deems it appropriate, it may engage a third-party search firm. The committee will evaluate potential candidates based on their biographical information and qualifications and also may arrange personal interviews of qualified candidates by one or more committee members, other board members and senior management.

Compensation Committee. The compensation committee presently is composed of John C. Schweitzer (Chairman), C. Ronald Blankenship, A. R. Carpenter and Douglas S. Luke. The compensation committee held four meetings related to reviewing 2005 annual performance and determining 2005 compensation, to establish the 2006 incentive compensation plan, to discuss leadership development and succession planning, and to review and approve modifications to Regency’s current executive compensation plans. This committee has the responsibility of approving the compensation arrangements for senior management of Regency, including annual bonus and long-term compensation. It also recommends to the board of directors adoption of any compensation plans in which officers and directors of Regency are eligible to participate, and makes grants of employee stock options and other stock awards under Regency’s Long-Term Omnibus Plan.

Investment Committee. The investment committee presently is composed of Thomas G. Wattles (Chairman), C. Ronald Blankenship, Martin E. Stein, Jr. and Terry N. Worrell. This committee was formed to review and approve Regency’s capital allocation strategy, to approve investments and dispositions exceeding certain thresholds and to review Regency’s investment and disposition programs and the performance of in-process developments. The investment committee met five times during 2005.

AUDIT COMMITTEE REPORT

The management of Regency Centers Corporation is responsible for the company’s internal controls and financial reporting process; the purpose of the audit committee is to assist the board of directors in its general oversight of Regency’s financial reporting, internal controls and audit functions. The audit committee operates under a written charter adopted by the board of directors. The four directors who serve on the audit committee have no financial or personal ties to Regency (other than director compensation and equity ownership as described in this proxy statement) and are all “financially literate” and “independent” for purposes of the New York Stock Exchange listing standards. That is, the board of directors has determined that none of the audit committee members have a relationship with Regency that may interfere with the member’s independence from Regency and its management.

The audit committee met with management eight times during the year to consider and discuss the adequacy of Regency’s internal controls and the objectivity of its financial reporting; in addition, the audit committee was on call as needed by management and the independent auditors to meet with or discuss any issues arising during the course of the year. The audit committee discussed matters with Regency’s independent auditors and with the appropriate financial personnel and internal auditors. The audit committee also discussed with Regency’s senior management and independent auditors the process used for certifications by Regency’s chief executive officer, chief operating officer and chief financial officer which is required by the SEC for certain of Regency’s filings with the SEC. The audit committee met privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the audit committee.

The audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management is responsible for the preparation, presentation and integrity of Regency’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of

America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

During the course of 2005, management completed the testing and evaluation of Regency’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, in the Public Company Accounting Oversight Board’s “Auditing Standard No. 2,” and in other related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and the independent auditors. At the conclusion of the process, management provided the audit committee with and the audit committee reviewed a report on the effectiveness of Regency’s internal control over financial reporting. The audit committee also reviewed the report of management contained in Regency’s annual report on Form 10-K for the year ended December 31, 2005 filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in Regency’s annual report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

The audit committee supervises the relationship between Regency and its independent auditors, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services, and confirming their independence. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, “Communication with Audit Committees,” and Public Company Accounting Oversight Board Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, the audit committee has received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with them their independence from Regency and its management. The audit committee has considered whether the provision of permitted non-audit services by the independent auditor to Regency is compatible with the auditor’s independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors and the board of directors approved that the audited financial statements be included in Regency’s annual report on Form 10-K for the year ended December 31, 2005.

J. Dix Druce, Jr., Chairman

Raymond L. Bank

A. R. Carpenter

Thomas G. Wattles

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee of the board of directors is responsible for evaluating and establishing executive compensation and other benefit plans for Regency that attract, motivate, and retain a top notch management team and align the interests of executives with shareholders. The committee evaluates the performance of the CEO and determines compensation based on this evaluation. Additionally the committee oversees company policies and practices that advance organizational development, including management succession planning. The committee is composed entirely of independent directors, as defined by the New York Stock Exchange.

What is Regency’s philosophy of executive compensation?

Regency’s executive compensation program is incentive-based, and has been designed to attract, motivate, and retain executives who are capable of achieving the company’s key strategic goals. The committee aligns the interest of management with shareholders by awarding executives cash bonuses and stock awards for achieving specified key objectives. Regency’s compensation philosophy is to set base salaries in a range that is near the competitive median. Total direct compensation opportunities, including the cash bonuses and the long-term incentives, are targeted to a range near the 60th - 75th percentiles for high levels of performance. These high levels of performance are consistent with Regency’s strategic plan and are expected to generate total shareholder returns better than the peer average over time. The company will pay higher incentives for exceptional performance.

The committee evaluates and establishes the company’s executive compensation program based upon current market information, including comparative executive compensation studies. During 2005, the committee engaged Towers Perrin to advise on its compensation matters.

What are the annual cash compensation components?

Base Salary. The compensation committee reviews base salaries annually. In determining appropriate base salaries, the committee considers external competitiveness in relation to Regency’s performance and capital structure, the roles and responsibilities of the executives, their contribution to the company’s business, an analysis of job requirements and the executives’ prior experience and accomplishments.

Annual Performance Bonus. To provide incentives to achieve key corporate objectives, the committee makes cash bonus awards based on corporate and individual performance. Each year the committee establishes a compensation plan that establishes target cash bonuses based on achievement of specific financial and operating objectives for the company and those activities managed by the executive. For the named executive officers other than Mr. Smith, the plan is based on increases in funds from operations (“FFO”) per-share. FFO is the most widely accepted measure of performance for REITs. For Mr. Smith, a portion of his cash bonus is tied to increases in FFO and a portion is tied to the performance of the investment group, specifically the amount of development starts and the value realized from completed developments.

What is Regency’s philosophy for long-term incentive compensation?

The committee strongly believes that providing executives with an opportunity to increase their ownership of common stock aligns their interests with shareholders. The company has stock ownership and retention guidelines for senior executive officers as well as the board of directors, which are described elsewhere in the proxy statement.

Regency grants stock rights awards to executive officers based upon their contribution to the company’s performance and achievement of specific objectives. Each year the committee establishes a compensation plan that establishes target award levels based on the achievement of specific performance objectives.

For the named executive officers other than Mr. Smith in 2005, 33% of the stock rights grant was based upon FFO per-share growth in 2005. An additional 33% is tied to future compounded growth in FFO per-share, and the remaining 33% is tied to future total shareholder return relative to Regency’s peer group, in each case over the three-year period ending December 31, 2007. The portion of the stock rights grants tied to 2005 performance will vest at the rate of 25% per year over four years. One-half of the stock rights grants tied to future performance will vest immediately after the end of the performance period, and the remaining earned shares will vest in two equal installments over the following two years, subject to continued employment with Regency. For other senior executive officers, including Mr. Smith, the plan is based on both FFO per-share growth and other performance objectives including same property NOI growth, development starts and the value realized from in-process developments. The portion of the 2005 stock rights grants tied to future FFO per-share growth is 30% for other senior executive officers. The portion of the stock rights grants for 2005 performance will vest at the rate of 25% per year over four years.

The shares will not be issued until earning and vesting requirements are satisfied. Shares issued upon vesting will be accounted for based on the fair market value of the underlying stock on the date of grant. The number of shares issued upon vesting will be increased as though dividends that would have been paid on these shares, had they been outstanding from the date of the stock rights award, were reinvested annually in Regency common stock (“DEUs”).

How did Regency perform in 2005?

Based upon the growth in FFO per-share of 13.4% in relation to the specific performance objective that was set by the committee, Regency achieved an exceptional level of performance. Other key accomplishments include the following:

•	10.4% total shareholder return as compared to our shopping center peer group of 9.7%;

•	an increase in return on equity to 14.4% (including construction in progress), up from 13.7% for 2004;

•	maintenance of Regency’s unsecured debt ratings;

•	a 3.1% growth in same property net operating income, coupled with a 95.2% occupancy rate at December 31, 2005 and a 10.6% rental rate growth;

•	development and outparcel sales totaling $196 million, with $37.3 million in profits recognized net of taxes;

•	$295 million in developments completed with a stabilized NOI yield of 11.2%;

•	$385 million of new development starts;

•	over $3 billion of new developments and acquisitions cost effectively funded, including the First Washington portfolio, through joint ventures, capital recycling, and capital markets transactions.

In accordance with the established performance criteria for the incentive compensation plan, the committee awarded to top management 100% of their cash bonus opportunity and 100% of their long-term incentive opportunity tied to 2005 performance in the form of unvested stock rights awards.

How is the CEO compensated?

As a result of Regency’s FFO per-share growth and in accordance with the company’s incentive compensation plan for the CEO in 2005, Mr. Stein received a cash bonus of $950,000 and a stock rights award for 18,497 shares with DEUs. The stock rights award will vest at the rate of 25% per year over four years. Additionally, Mr. Stein received a stock rights award for a maximum of 36,994 shares subject to future FFO per-share growth over a three-year performance period and relative total shareholder return over a three-year performance period. If the applicable performance objectives are not met, the shares tied to that performance level will be forfeited.

Through the reload exchange program, which is described elsewhere in the proxy statement, Mr. Stein forfeited reload rights on his 421,036 outstanding stock options in exchange for 219,447 new stock options without a reload feature. Mr. Stein continues to serve under a severance and change of control agreement. For 2006, Mr. Stein’s base compensation was increased to $575,000.

How is the company addressing Internal Revenue Code limits?

The compensation committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code on the deductibility of compensation paid to senior executives named in the compensation table to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that relate compensation to performance. Although Regency’s plans are designed to relate compensation to performance, certain elements of the plans do not meet the tax law’s requirements, e.g., because certain awards include dividend equivalent units, DEUs. The compensation committee believes that DEUs are appropriate because dividends are an important component of increases in shareholder value for REITs. However, the compensation committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to Section 162(m).

John C. Schweitzer, Chairman

C. Ronald Blankenship

A. R. Carpenter

Douglas S. Luke

COMPARATIVE STOCK PERFORMANCE

The graph below provides an indicator of cumulative total shareholder returns for Regency as compared with the S&P Stock Index and the NAREIT Equity Index, weighted by market value at each measurement point. The graph assumes that $100 was invested on January 1, 2000 in Regency common shares and that all dividends were reinvested by the shareholder.

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid or accrued by Regency for services rendered during 2005, 2004 and 2003 to Regency’s Chief Executive Officer and Regency’s three other executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name & Principal Position	Year	Salary(1)		Bonus		Stock Rights Awards(2)		Securities Underlying Options/SARs(3)	All Other Compensation(4)
Martin E. Stein, Jr. Chairman and Chief Executive Officer	2005 2004 2003	$ $ $	550,000 520,000 450,000	$ $ $	950,000 780,000 619,000	$ $ $	950,000 1,950,000 1,857,000	219,447 666,704 241,510	$ $ $	10,174 10,174 10,174

Mary Lou Fiala President and Chief Operating Officer	2005 2004 2003	$ $ $	398,000 382,000 368,000	$ $ $	550,000 487,000 430,000	$ $ $	550,000 1,368,000 1,214,000	112,625 172,168 133,781	$ $ $	10,174 10,174 10,174

Bruce M. Johnson Managing Director and Chief Financial Officer	2005 2004 2003	$ $ $	300,000 290,000 277,000	$ $ $	400,000 300,000 248,000	$ $ $	400,000 810,000 719,000	80,403 240,450 88,691	$ $ $	12,934 12,934 12,934

Brian M. Smith Managing Director and Chief Investment Officer(5)	2005		$286,000		$687,000		$954,000	22,709		$10,174

(1)	Includes amounts deferred under the 401(k) feature of Regency’s profit sharing plan or Regency’s non-qualified deferred compensation plan.

(2)	Consists of the fair market value of stock rights awards in each of the years of grant, based on the trading price of our common stock at the time of grant.

The total number and value of stock rights held by the named executives at December 31, 2005 are as follows (including the grants shown in the table above earned for 2005 performance, which were granted on January 17, 2006):

	Stock Rights	Aggregate Value
Mr. Stein	149,432	$8,809,041
Mrs. Fiala	100,334	$5,914,705
Mr. Johnson	57,114	$3,366,870
Mr. Smith	82,141	$4,842,203

In January 2006, we granted stock rights awards for an aggregate of 55,569 shares to the named executive officers based on performance in 2005. These awards vest 25% per year beginning on the first anniversary of the date of grant.

In January 2005, we granted stock rights awards for an aggregate of 80,373 shares to the named executive officers other than Mr. Smith based on performance in 2004. Forty percent of these awards vest 25% per year beginning on the first anniversary of the date of grant and the remaining sixty percent vest over four years based upon the FFO per-share growth rate each year.

In January 2004, we granted stock rights awards for an aggregate of 94,820 shares to the named executive officers other than Mr. Smith based on performance in 2003. One-half of these awards vest 25% per year beginning on the first anniversary of the date of grant and the remaining half cliff vest after eight years, but contain provisions that allow annual accelerated vesting based upon FFO per-share growth and total shareholder return in relation to Regency’s peers.

Stock rights awards earn dividend equivalent units, as if reinvested in Regency common stock annually at year-end, at the same rate as dividends paid on the common stock. The executive is entitled to these dividend equivalents under the same vesting schedule as the related restricted stock rights. Executives do not have voting rights on shares subject to stock rights awards until vested.

(3)	The exercise prices of stock option grants are equal to fair market value of Regency’s common stock on date of grant. All of the options shown were granted in exchange for options with reload rights under the reload exchange program described elsewhere in this proxy statement. See “Stock Options” below.

(4)	The amounts shown in this column for 2005 include the following:

	Life Insurance Premiums	Company Contribution to 401(k)/Profit Sharing Plan	Other Compensation*
Mr. Stein	$3,174	$6,000	$1,000
Mrs. Fiala	$3,174	$6,000	$1,000
Mr. Johnson	$5,934	$6,000	$1,000
Mr. Smith	$3,174	$6,000	$1,000

*	Christmas bonus.

(5)	Mr. Smith, formerly a managing director, was promoted to his position as an executive officer in September 2005. The compensation shown is for all of 2005.

Stock Options. The following table sets forth information with respect to option grants to the executive officers named in the summary compensation table above during 2005 and the potential realizable value of such option grants. In December 2004 Regency offered option holders the opportunity to exchange replenishment rights under outstanding options for new options or stock rights awards. As part of this reload exchange program, in January 2005, each of the named executive officers exchanged all replenishment rights for new options without replenishment rights. All the options set forth in the following table were granted as part of the reload exchange program. Of 49 employees with reload rights on January 17, 2005, all but one employee (who held 977 options with reload rights) elected to exchange all their reload rights for stock options without reload rights or restricted stock awards.

OPTION GRANTS DURING FISCAL 2005

Name	Number of Options Granted(1)	% of Total Options Granted to Employees during 2005	Exercise Price ($/share)	Expiration Date	Hypothetical Value at Grant Date (2)
Martin E. Stein, Jr.	219,447	28.4%	$51.36	1/17/2015	$1,294,737
Mary Lou Fiala	112,625	14.6%	$51.36	1/17/2015	$664,488
Bruce M. Johnson	80,403	10.4%	$51.36	1/17/2015	$474,378
Brian M. Smith	22,709	2.9%	$51.36	1/17/2015	$133,983

(1)	The options vest 25% per year on each of the first four anniversary dates of the grant date.

The options shown in the table do not earn dividend equivalents units (DEUs). However, certain options granted in prior years earn DEUs that vest at the same rate as the underlying option. DEUs are credited to the participant’s account annually based upon the current dividend rate of Regency common stock less the average dividend rate of the S&P 500. The following table reflects the number and value of shares distributed to the named executive officers (or deferred under Regency’s non-qualified deferred compensation plan) for vested DEUs during 2005:

	Vested DEU Shares	Taxable DEU Value
Mr. Stein	8,882	$525,814
Ms. Fiala	5,188	$307,130
Mr. Johnson	3,002	$177,718
Mr. Smith	802	$47,478

Name	Number of Options Granted (1)	% of Total Options Granted to Employees during 2005	Exercise Price ($/share)	Expiration Date	Hypothetical Value at Grant Date (2)

(2)	The estimated present value at grant date of each option granted during 2005 has been calculated using the Black-Scholes option pricing model. The valuation is based upon the following assumptions. All 2005 options to the named executive officers were granted during the quarter ended March 31, 2005:

March 31, 2005
Estimated time until exercise	4.4 yrs
Risk-free interest rate	3.7%
Volatility rate	18%
Dividend yield	4.3%

The approach used in developing the assumptions upon which the Black-Scholes valuation was calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation.” The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

The following table sets forth information concerning the value of unexercised options as of December 31, 2005 held by the executive officers named in the summary compensation table above.

AGGREGATED OPTION EXERCISES DURING FISCAL 2005

AND OPTION YEAR-END VALUES TABLE

Name	Number of Shares Acquired Upon Exercise Options	Value Realized Upon Exercise	Number of Unexercised Options at December 31, 2005 Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options at December 31, 2005 Exercisable/ Unexercisable
Martin E. Stein, Jr.	81,210	$1,034,592	339,826 219,447	(E) / (U)	$ $	3,115,716 1,665,603	(E) / (U)
Mary Lou Fiala	3,887	$26,079	157,637 112,625	(E) / (U)	$ $	2,029,127 854,824	(E) / (U)
Bruce M. Johnson	41,313	$539,548	126,341 80,403	(E) / (U)	$ $	1,243,630 610,259	(E) / (U)
Brian M. Smith	35,912	$772,747	3,196 22,709	(E) / (U)	$ $	104,030 172,361	(E) / (U)

Performance-Based Stock Rights Awards. The following table sets forth the number of stock rights awards granted to the named executive officers during 2005, subject to the satisfaction of performance criteria over the three years ended December 31, 2007. Each award provides for a target number of shares that will be earned if the performance conditions are satisfied. No shares will be earned if minimum performance levels are not achieved. If the minimum performance criteria are satisfied, 50% of the applicable shares will vest immediately and the remaining 50% will vest in two equal installments over the following two years, subject to continued employment with Regency.

LONG-TERM INCENTIVE PLAN AWARDS

DURING FISCAL 2005

Estimated Future Payouts under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights (#)(1)		Performance or Other Period Until Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)
Martin E. Stein, Jr.	18,497 18,497	(2) (3)	01/01/05 –12/31/07 01/01/05 –12/31/07	2,312 5,549	14,798 14,798	18,497 18,497

Mary Lou Fiala	10,709 10,709	(2) (3)	01/01/05 –12/31/07 01/01/05 –12/31/07	1,339 3,213	8,567 8,567	10,709 10,709

Bruce M. Johnson	7,788 7,788	(2) (3)	01/01/05 –12/31/07 01/01/05 –12/31/07	974 2,336	6,231 6,231	7,788 7,788

Brian M. Smith	8,178	(2)	01/01/05 –12/31/07	1,022	6,542	8,178

(1)	The table does not include stock rights awards granted in January 2006 based on Regency’s FFO per-share growth rate in 2005. See note 2 to the summary compensation table for information about these stock rights awards, which are subject to vesting over four years.

The total maximum number of shares shown for each individual was computed based on the following dollar amounts, using a share price of $51.36 (the closing price on January 14, 2005, the date established in the 2005 incentive plan):

Mr. Stein	$2,850,000
Ms. Fiala	1,650,000
Mr. Johnson	1,200,000
Mr. Smith	1,400,000

All stock rights awards described in this table will earn dividend equivalent units, or DEUs, from the date the award is earned at the same rate as dividends paid on Regency’s common stock, as if dividends were reinvested annually at year-end. The executive is entitled to these DEUs under the same vesting schedule as the related stock rights award. The executives do not have voting rights on shares subject to stock rights awards until vested. There will be accelerated vesting for unearned stock rights awards upon termination of employment following a change of control, as defined in Regency’s change of control policy. Upon retirement, death or disability, the executives will continue to have the right to earn unvested awards to the extent the performance goals are met as if the executive remained employed.

(2)	Of the maximum possible award, a threshold award of 12.5% will be earned if the compounded FFO per-share growth rate during the three-year performance period is 2%, and 100% will be earned if the FFO per-share growth rate is 10% or more. The percentage earned will be extrapolated for growth rates (rounded to the nearest 0.25%) between these two benchmarks. One-half of any earned award will vest immediately and be paid in shares, and the remaining portion of the award will take the form of a stock rights award that will vest 50% in January 2009 and 50% in January 2010, subject to the executive’s continued employment with Regency.

(3)	Of the maximum possible award, a threshold award of 30% will be earned if Regency is in the top 70% of its peer group for the three-year performance period, and 100% will be earned if Regency is in the top 10% of its peer group. The peer group consists of ten REITS, including Regency, with total common equity of at least $1 billion on January 1, 2005. There are a total of seven performance levels between these two benchmarks. No award will be granted if Regency’s rank in its peer group is not more than the top 50% unless total annual shareholder return during the three-year performance period is at least 10%. One half of any earned award will vest immediately and be paid in shares, and the remaining portion will take the form of a stock rights award that will vest 50% in January 2009 and 50% in January 2010, subject to the executive’s continued employment with Regency.

Severance and Change of Control Agreements. Regency has severance and change of control agreements with each of the executive officers named in the summary compensation table. In the event of termination, Mr. Stein and Mrs. Fiala would receive one and a half times their annual compensation and benefits. Mr. Johnson and Mr. Smith would each receive one times their annual compensation and benefits. In the event of a change of control and termination within two years after the change of control, Mr. Stein and Mrs. Fiala would receive three times their annual compensation and benefits and accelerated vesting of unvested or unearned long-term incentive compensation. Mr. Johnson and Mr. Smith would each receive two times their annual compensation and benefits along with the same accelerated vesting provisions. As part of the agreements, the named executives are subject to certain restrictive covenants and consulting arrangements. The agreements expire on December 31, 2007 and automatically renew for successive additional five-year terms unless either party gives written notice of non-renewal.

Compensation of Directors. In 2005, Regency paid an annual fee of $28,000 to each of its non-employee directors, plus $1,500 for each board meeting attended. Committee chairpersons receive $3,000 annually. Chairpersons of the board committees receive $1,500 for each committee meeting attended and all other board committee members receive $1,000 for each board committee meeting attended. Directors’ fees are paid in cash or shares of common stock and may be deferred at the director’s election, under Regency’s non-qualified deferred compensation plan.

Non-employee directors also received stock rights awards of 2,000 shares each immediately following the 2005 annual meeting. The stock rights entitle the director to receive dividend equivalent units at the same rate as dividends paid on the common stock. The stock rights and dividend equivalent units vest 25% on each of the first four anniversary dates of the grant.

CERTAIN TRANSACTIONS

The audit committee of the board of directors is responsible for evaluating the appropriateness of all related party transactions. Disinterested directors must approve related party transactions involving directors or executive officers.

During 2005, the spouse of Mr. Douglas S. Luke provided services to Regency in connection with preparation of its annual report to shareholders for which she was paid approximately $32,600.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The board of directors has selected the firm of KPMG LLP to serve as the independent registered public accountants for Regency for the current fiscal year ending December 31, 2006. That firm has served as the auditors for Regency since 1993. The board of directors has directed that the appointment of the independent directors be submitted for ratification by the shareholders at the annual meeting. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Shareholder ratification of the selection of KPMG LLP as Regency’s independent registered public accountants is not required by Regency’s articles of incorporation or bylaws.

However, the board of directors is submitting the appointment of KPMG LLP as a matter of good corporate practice. If the shareholders do not ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. In such event, the audit committee may retain KPMG LLP notwithstanding the fact that the shareholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to the shareholders. Even if the selection is ratified, the audit committee retains the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of Regency and its shareholders.

All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of the audit committee for any service provided by our independent accounting firm.

The following table provides information relating to the fees billed to Regency by KPMG LLP for the years ended December 31, 2005 and 2004:

	2005	2004
Audit fees[1]	$1,116,500	$1,241,000
Audit-related fees[2,3]	$21,000	$108,461
Tax fees[3,4]	$243,172	$36,300
All other fees	$0	$0

[1]	Audit fees include all fees and out-of-pocket expenses for services in connection with (i) the annual audits and review of quarterly financial statements for Regency and its operating partnership, Regency Centers, L.P., (ii) audits related to management’s assessment of internal control over financial reporting and (iii) KPMG LLP’s opinion as to effectiveness of internal control over financial reporting.

[2]	Consists primarily of assistance in documenting internal control policies and procedures over financial reporting and audits of employee benefit plans.

[3]	The audit committee discussed these services with KPMG LLP and determined that their provision would not impair KPMG LLP’s independence.

[4]	Consists of fees for tax consultation and tax compliance services.

The board of directors recommends that the shareholders vote “for” the proposal to ratify the selection of KPMG LLP as Regency’s independent registered public accountants for the year ending December 31, 2006.

OTHER MATTERS

The board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF

DIRECTORS

Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by the company in order to be included in the company’s proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in Regency’s proxy statement and form of proxy relating to the 2007 annual meeting, a written copy of their proposal must be received at Regency’s principal executive offices no later than December 1, 2006. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in Regency’s proxy materials. Notice to Regency of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received by Regency after December 1, 2006. To ensure prompt receipt by Regency, proposals should be sent certified mail, return receipt requested.

Interested parties who wish to communicate with the board of directors or with a particular director, including the lead director, John C. Schweitzer, may send a letter to the Corporate Secretary at Regency’s address set forth on page 1 of this proxy statement. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should identify the author and clearly state whether the intended recipients are all members of the board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. Interested parties may also communicate with the board of directors or with a particular director by contacting Regency’s AlertLine at 1-877-861-6669.

Regency does not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, Regency anticipates that directors will attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. All of Regency’s directors attended the 2005 annual meeting.

ANNUAL REPORT

A copy of Regency’s annual report for the year ended December 31, 2005 accompanies this proxy statement. Additional copies may be obtained by writing to Diane Ortolano, at Regency’s principal executive offices, at the address set forth below.

A copy of Regency’s annual report on Form 10-K for the year ended December 31, 2005 will be provided, without charge, upon written request addressed to Ms. Ortolano at Regency’s principal executive offices at 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202.

Regency’s annual report to shareholders and Form 10-K are also available on our website at www.regencycenters.com.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by Regency. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

Please specify your choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Your prompt response will be appreciated. If submitting your proxy via the internet please carefully follow the instructions on your proxy card.

* * * * * * * * *

The reports of the audit committee and the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by Regency under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Regency specifically incorporates these reports or the performance graph by reference in another filing.

ANNUAL MEETING OF STOCKHOLDERS OF

REGENCY CENTERS CORPORATION

May 2, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of directors nominated by the board of directors to serve until the 2007 annual meeting of shareholders and until their successors have been elected and qualified:	2. Ratification of appointment of KPMG LLP as the Company’s independent accountants for the year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

☐  Martin E. Stein, Jr.

☐  Raymond L. Bank

☐  C. Ronald Blankenship

☐  A. R. Carpenter

☐  J. Dix Druce

☐  Mary Lou Fiala

☐  Bruce M. Johnson

☐  Douglas S. Luke

☐  John C. Schweitzer

☐  Thomas G. Wattles

☐  Terry N. Worrell

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ELECTION OF THE BOARD’S NOMINEES AND “FOR” PROPOSAL TWO.

Should any other matters requiring a vote of the shareholders arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:     ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

RECEIVE FUTURE PROXY MATERIALS VIA THE INTERNET

Registered shareholders can elect to receive Regency Centers Corporation’s future proxy materials, including the proxy statement, annual report to shareholders and proxy card, via the Internet. To enroll, please go to our transfer agent’s website at www.amstock.com. You will need to enter the company number and your account number as provided above.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Internet Delivery of Proxy Materials Available

Registered shareholders can elect to receive Regency Centers Corporation’s future proxy materials, including the proxy statement, annual report to shareholders and proxy card, via the Internet. To elect this method of delivery, simply follow the instructions on the reverse. Shareholders who make this election will be notified by American Stock Transfer & Trust Company via e-mail when the materials are available. You will not be mailed a printed copy of the materials.

Shareholders who do not elect and consent to Internet delivery will continue to be mailed the printed copy of the proxy statement, annual report to stockholders and proxy card.

REGENCY CENTERS CORPORATION

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

FOR ANNUAL MEETING OF SHAREHOLDERS

MAY 2, 2006

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, appoints Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Regency Centers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 2, 2006, and any and all adjournments thereof, in the manner specified.

(Continued and to be signed on the reverse side.)